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                                                                    EXHIBIT 10.9

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                                    FORM OF
                             STOCKHOLDERS' AGREEMENT

                                  BY AND AMONG

                              DALEEN HOLDINGS, INC.

                                       AND

                          THE OTHER SIGNATORIES HERETO

                       DATED AS OF ____________ ___, 2004

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                                TABLE OF CONTENTS

                                                                                              PAGE
1.       Restriction on Transfer of Shares..............................................        2

        1.1.   Transfers to be Made Only as Permitted by this Agreement.................        2
        1.2.   Legend on Certificates...................................................        3
        1.3.   Calculations.............................................................        3

2.       Purchase and Sale of Shares....................................................        4

        2.1.   Right of First Refusal...................................................        4
        2.2.   Closing..................................................................        5

3.       Certain Rights.................................................................        5

        3.1.   Rights to Purchase Additional Shares.....................................        5
        3.2.   Bring-Along Right........................................................        6
        3.3.   Right of Co-Sale.........................................................        7

4.       Directors......................................................................        8

        4.1.   Election and Removal of Directors Generally..............................        8
        4.2.   Board Meetings...........................................................        9
        4.3.   Board Committees.........................................................        9

5.       Miscellaneous..................................................................       10

        5.1.   Definitions..............................................................       10
        5.2.   Notice of Appointment of Personal Representative.........................       11
        5.3.   Construction.............................................................       12
        5.4.   Remedies.................................................................       12
        5.5.   Governing Law............................................................       12
        5.6.   Assignment...............................................................       12
        5.7.   Severability.............................................................       12
        5.8.   Waivers..................................................................       12
        5.9.   Notices..................................................................       12
        5.10.  Stockholder Groups.......................................................       14
        5.11.  Amendment; Additional Holders............................................       14
        5.12.  Counterparts.............................................................       15
        5.13.  No Rights of Employment..................................................       15
        5.14.  Complete Agreement.......................................................       15
        5.15.  Termination..............................................................       16

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                                    FORM OF
                            STOCKHOLDERS' AGREEMENT

                           As of __________ ___, 2004

      The parties to this Stockholders' Agreement (this "Agreement") are Daleen Holdings, Inc., a Delaware corporation (the "Company"), Quadrangle Capital Partners LP, a Delaware limited partnership, Quadrangle Select Partners LP, a Delaware limited partnership, Quadrangle Capital Partners-A LP, a Delaware limited partnership (collectively with their respective Permitted Transferees (as hereinafter defined), the "Quadrangle Investors"), Behrman Capital II, L.P., a Delaware limited partnership (together with its Permitted Transferees, "Behrman"), Strategic Entrepreneur Fund II, L.P., a Delaware limited partnership (together with its Permitted Transferees, "SEF," and together with Behrman, the "Behrman Investors"), and those other persons who now or hereafter own or acquire Shares (as defined in Section 5.1) and become a party to this Agreement. The Quadrangle Investors, Behrman Investors, and any other person who now or hereafter owns or acquires Shares and becomes a party to this Agreement are sometimes referred to individually as a "Stockholder" and collectively as the "Stockholders."

      The parties wish to provide for certain matters regarding the Shares and the governance of the Company. Certain capitalized terms used in this Agreement that are not defined elsewhere are defined in Section 5.1 of this Agreement.

      Accordingly, intending to be legally bound by the terms of this Agreement, the parties agree as follows:

      1.    Restriction on Transfer of Shares.

      1.1. Transfers to be Made Only as Permitted by this Agreement. No Stockholder or Permitted Transferee may Transfer any Shares acquired on, before, or after the date of this Agreement, except to a Permitted Transferee or as specifically required or permitted by this Agreement, and any purported Transfer in any other manner shall be void. No Transfer may be made (a) to a Permitted Transferee or (b) as otherwise in accordance with the terms hereunder unless the Permitted Transferee (or his or her custodian or guardian, as applicable) or transferee pursuant to a transfer effected in accordance with the terms hereof executes and delivers a written agreement, in form and substance substantially similar to the Joinder Agreement attached hereto as Exhibit A (the "Joinder Agreement"), agreeing to be bound by the provisions of this Agreement, and thereupon such Permitted Transferee or other such transferee thereby shall be deemed a "Stockholder," "Quadrangle Investor," "Behrman Investor," or another specified Stockholder or group of Stockholders, as and to the extent applicable, for all purposes of this Agreement; provided that any Permitted Transferee of any Behrman Investor shall be deemed a "Behrman Investor" and any other transferee of Shares held by any Behrman Investor shall be deemed a "Stockholder" for all purposes of this Agreement. The Company shall not issue any shares of Common Stock, including, without limitation, restricted shares of Common Stock or shares of Common Stock issued upon exercise of options, in each case granted pursuant to the Incentive Plan, unless the person to whom such shares are issued or grant is awarded executes and delivers a written agreement, in form and substance substantially similar to the Joinder Agreement, agreeing to be bound by the provisions of this Agreement as a Stockholder. For

                                      -2-

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purposes of this Agreement, a "Permitted Transferee" means (a) a member of the transferring Stockholder's immediate family (as such term is defined in Rule 16a-1 under the Exchange Act) or a trust for the benefit of any of the foregoing, (b) an Affiliate of a transferring Stockholder that is not a natural person, (c) with respect to the Quadrangle Investors and the Behrman Investors (and in addition to the foregoing Permitted Transferees identified in clauses
(a) and (b)), to any of their respective partners (general or limited) or members, any retired partners or members, or the estates or legal representatives of any such partners or members or retired partners or members, and in each case, their respective Affiliates, or (d) with respect to each of Paul Beaumont, Ian Watterson, Michael White, Michael Kersten, and Barbara Kalinowska, to Geoff Butcher, in accordance with the terms of that certain Contribution and Indemnification Agreement dated as of [May ___] , 2004.

      1.2. Legend on Certificates. Each certificate representing Shares from time to time owned by the Stockholders shall bear a legend substantially as follows:

            Transfer, sale, pledge or hypothecation of the shares represented by this certificate is restricted by a Stockholders' Agreement dated as of ___________ ___, 2004, as the same may be amended, a copy of which is on file at the office of the Corporation.

            The Company has more than one class of stock authorized to be issued. The Company will furnish without charge to each stockholder upon written request a copy of the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class of stock (and any series thereof) authorized to be issued by the Company as set forth in the Certificate of Incorporation (as amended or restated) of the Company and amendments thereto filed with the Secretary of State of the State of Delaware.

            The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities law, and may not be sold, pledged, hypothecated or otherwise transferred or offered for sale unless registered under that Act and such state securities laws or a written opinion that the proposed sale or transfer is exempt from registration under that Act and those state securities laws has been rendered by counsel for the Company.

together with such other legends as may be necessary or appropriate under applicable securities laws and to reflect the terms of other agreements to which the Stockholders and the Company are party.

      1.3. Calculations. Except as otherwise provided in this Agreement, in calculating the number of "Shares" or "shares of Common Stock" held by any person for purposes of this agreement, all outstanding preferred stock, warrants, options or other securities convertible, exchangeable or

                                      -3-

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exercisable into Common Stock shall, if they are convertible, exchangeable or exercisable at the time of calculation, be treated as if they had been so converted, exchanged or exercised for the number of shares of Common Stock into which they are then so convertible, exchangeable or exercisable.

      2.    Purchase and Sale of Shares.

      2.1.  Right of First Refusal.

      (a) Subject to Section 3.2, if any Stockholder (or his or her Personal Representative) other than a Quadrangle Investor (an "Offeree") desires to sell, Transfer or hypothecate any or all of the Offeree's Shares to a third party (other than a Permitted Transferee), the Offeree shall give notice to the Company and the Quadrangle Investors, within fifteen (15) days of receipt of an offer to purchase ("Offer") or of the Offeree's intention to sell, Transfer or hypothecate all or part of such Offeree's Shares ("Offered Shares"), which notice shall set forth the name and address of the third party, the number of Shares to be sold, the proposed purchase price and the other terms and conditions of the Offer. The Company shall have the option (exercisable by notice to the Offeree and the Quadrangle Investors given within fifteen (15) days ("Company Election Period") after receipt of notice of the Offer from the Offeree) to purchase all (but not fewer than all) of the Offered Shares at the same price and on the same terms specified in the Offer, except as provided in
Section 2.2.

      (b) If the Company does not exercise its option with respect to all of the Offered Shares, then the Quadrangle Investors (or their designee, provided such designee executes and delivers to the Company a written agreement, in form and substance substantially similar to the Joinder Agreement, agreeing to be bound by the provisions of this Agreement) shall have the option, exercisable by notice to the Company and the Offeree, within thirty (30) days ("Stockholder Election Period") after the earlier of (i) expiration of the Company Election Period, or (ii) the receipt of notice from the Company that it will not exercise its option, to purchase any portion of the Offered Shares at the same price and on substantially the same terms specified in the Offer, except as provided in
Section 2.2; provided, however, that if (i) the Offered Shares represent 5% or less of the Shares then outstanding and (ii) the Offeree has Transferred, other than to Permitted Transferees, 5% or less of the Shares then outstanding during the prior twelve-month period, the Company and the Quadrangle Investors may only elect to purchase all of the Offered Shares.

      (c) If neither the Company nor the Quadrangle Investors (or their designee) elect to purchase all of the Offered Shares, the Offeree (or his or her Personal Representative) may, subject to compliance with Section 3.1, within thirty (30) days after expiration of the last applicable Election Period, Transfer the Offered Shares not so subject to offers from the Company or the Quadrangle Investors (or their designee) to the third party upon the same terms and conditions of the Offer (but, if the Shares are not transferred within that 60-day period, they shall again be subject to this Agreement and a new right of first refusal); provided, however, that no such Transfer may be made to such third party unless the third party executes and delivers to the Company a written agreement, in form and substance substantially similar to the Joinder Agreement, agreeing to be bound by the provisions of this Agreement.

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      2.2.  Closing. The closing of any purchase of Shares under this Section 2 shall be held at a place and date specified by the purchaser(s) of the Offered Shares ("Share Purchaser(s)"), but not more than sixty (60) days after expiration of the last applicable Election Period. At such closing, the Offeree (or his or her Personal Representative) shall deliver to the Share Purchaser(s) a certificate or certificates for the Offered Shares, duly endorsed in blank and with all stock transfer stamps attached. Such Offered Shares shall be delivered by the Offeree to the Share Purchaser(s) thereof free and clear of all liens, security interests and other encumbrances, and the Share Purchaser(s) shall pay the purchase price for the Offered Shares (if the Share Purchaser is the Company, net of withholding taxes, if any). The purchase price shall be payable in cash by the Share Purchaser(s) even if some of the consideration provided in the Offer was in a form other than cash, in which case the Share Purchaser(s) and the Offeree shall in good faith, ascribe a value to such non-cash consideration. If the Share Purchaser(s) and the Offeree cannot agree on the value of the non-cash consideration, they shall retain an independent appraiser, mutually acceptable to the Share Purchaser(s) and the Offeree, and the value ascribed to the non-cash consideration by the appraiser shall be such value. The fees of such appraiser shall be split equally between the Company or the Share Purchaser(s) (pro rata in proportion to number of shares of Common Stock held by each Share Purchaser unless the Company is the Share Purchaser) and the Offeree. If a Stockholder's Personal Representative is selling the Shares, he or she shall deliver to the Share Purchaser(s) at the closing all applicable estate tax waivers.

      3.    Certain Rights.

      3.1.  Rights to Purchase Additional Shares.

      (a) If the Company proposes to issue any Securities to any Quadrangle Investor or Behrman Investor or any of their respective Affiliates other than pursuant to an Exempted Issuance (as defined below), each of the Stockholders shall have the right to purchase, upon the same terms and conditions, up to that number of those Securities equal to (i) the total number of Securities the Company proposes to issue (ii) multiplied by a fraction, the numerator of which is the number of shares of Common Stock owned by that Stockholder (excluding any shares of Common Stock subject to vesting or forfeiture restrictions, if any) and the denominator of which is the total number of the Company's shares of Common Stock outstanding immediately prior to such issuance (excluding any shares of Common Stock subject to vesting or forfeiture restrictions, if any). The Company shall give notice ("Share Purchase Notice") to the Stockholders setting forth the general terms of the offer, including the purchase price for the Securities, and the time, which shall not be fewer than twenty (20) days, within which and the terms and conditions upon which the Stockholders may purchase the Securities, which shall be the same terms and conditions upon which the person to whom the proposed issuance is to be made may purchase the Securities. Within twenty (20) days after the date of the Share Purchase Notice, each of the Stockholders shall give irrevocable notice of his, her or its decision whether to exercise the option under this Section 3.1 or such Stockholder shall forfeit his, her or its right to purchase Securities pursuant to this Section 3.1 with respect to the current offering only and not with respect to any future offering of Securities.

      (b) For purposes of this Section 3.1, an "Exempted Issuance" means the issuance of any Securities: (i) pursuant to the Investment Agreement, including issuances related to the occurrence of a Trigger Event (as such term is defined in the Investment Agreement); (ii) as a

                                      -5-

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stock dividend, stock split, combination, reclassification, exchange or substitution, provided that the securities issued pursuant to such transaction are limited to additional shares of Common Stock; (iii) pursuant to a registration statement under the Securities Act; or (iv) upon conversion of securities issued by the Company.

      (c) The Company shall not be under any obligation to consummate any proposed issuance of Securities, nor shall there be any liability on the part of the Company to any Stockholders, if the Company has not consummated any proposed issuance of Securities pursuant to this Section 3.1 for whatever reason, regardless of whether it shall have delivered a Share Purchase Notice in respect of such proposed issuance.

      (d) The Company may offer and sell Securities that are subject to the preemptive rights under this Section 3.1 without first offering such Securities to each Stockholder or complying with the procedures of this Section 3.1, so long as each Stockholder receives prompt written notice of such sales and thereafter are given the opportunity to purchase a number of such Securities as provided in this Section 3.1 within forty-five (45) days after the close of such sale and in any event no later than twenty (20) business days from receipt of the notice referred to herein on substantially the same terms and conditions as such sale.

      3.2.  Bring-Along Right.

      (a) If at any time, the Quadrangle Investors shall vote or otherwise enter into an agreement to (i) sell at least 50% of the shares of Preferred Stock held by the Quadrangle Investors on the date hereof, as adjusted for stock splits, dividends, mergers and recapitalizations, to persons who are not affiliated with the Quadrangle Investors, or (ii) enter into a transaction pursuant to which the Company agrees to merge with or into another entity or agrees to sell all or substantially all of the assets of the Company (in each case a "Corporate Transaction"), then the Quadrangle Investors may require that each Stockholder sell its "pro rata portion" of the Securities owned by such Stockholder, to such person or group of persons at the same price per share and on the same terms and conditions as are applicable to the proposed sale by the Quadrangle Investors and/or vote such Securities in favor of the Corporate Transaction; provided, that the Stockholders shall not be required in connection with any such Corporate Transaction to make any representation, warranty or covenant other than a representation as to each such Stockholder's power and authority to effect such sale and as to such Stockholder's title to the Securities to be sold, and any indemnification obligations of such Stockholder with respect to such representations, warranties, or covenants shall be several and not joint. Each Stockholder hereby grants to the President of the Company an irrevocable proxy, coupled with an interest, to vote all Securities owned by such Stockholder and to take such other actions to the extent necessary to carry out the provisions of this Section 3.2 in the event of any breach by such Stockholder of its obligations hereunder. There shall be no right of first refusal and Section 2.1 shall not apply to this Section 3.2.

      (b) The Quadrangle Investors shall send written notice of the exercise of their rights pursuant to this Section 3.2 to the Company, and the Company shall promptly send such notice to each other Stockholder, setting forth the consideration per share to be paid in such sale or Corporate Transaction and the other terms and conditions of the transaction. Within twenty (20) days following the date of the notice, each other Stockholder shall deliver to a representative of the Quadrangle Investors certificates representing a pro rata portion of the Securities held by such Stockholder, duly endorsed in blank with all stock transfer stamps attached, and free and clear of all liens, security interests and other encumbrances, together with all other documents required to be executed in connection with the transaction. If a Stockholder shall fail to deliver such certificates, the Company shall cause the books and records of the Company to show that such Shares are bound by the provisions of this Section 3.2 and that such Shares shall be transferred only in accordance with the terms hereof.

      (c) If, within one hundred and twenty (120) days after the Quadrangle Investors give the notice specified in Section 3.2(b), the sale or Corporate Transaction has not been effected in accordance herewith, the Quadrangle Investors shall return to each other Stockholder all certificates representing Shares that such Stockholder delivered for sale pursuant hereto, and all the restrictions on sale or other disposition contained in this Agreement with respect to Shares owned by the Quadrangle Investors shall again be in effect.

      (d) Promptly (but in no event later than ten (10) business days) after the consummation of the sale or Corporate Transaction pursuant to this Section 3.2, the Quadrangle Investors shall give notice thereof to each other Stockholder, shall remit to each other Stockholder the total sales price of the Shares of such Stockholder sold pursuant thereto, and shall furnish such other evidence of the completion and time of completion of such sale or other disposition and the terms thereof as may be reasonably requested by such Stockholders.

      3.3. Right of Co-Sale. Subject to Section 3.2 hereof, if any Offeree or Quadrangle Investor is transferring Shares (with respect to any Quadrangle Investor, only in respect of transfer of greater than 10% of the Shares held by such Quadrangle Investor on the date hereof, as adjusted for stock splits, dividends, mergers and recapitalizations, or after the transfer of 30% of the Shares held by the Quadrangle Investors held on the date hereof, as adjusted for stock splits, dividends, mergers and recapitalizations) to any person other than a Permitted Transferee ("Offeror"), the Offeree shall first comply with Section 2, if applicable, then each of the Stockholders other than the Offeree or the Quadrangle Investors, as the case may be (the "Remaining Stockholders"), shall have the option to include in the sale in place of Offered Shares that would otherwise be sold to the Offeror by the Offeree, such number (but not less than such number) of shares of Common Stock as is equal to the total number of shares of Common Stock (on an as-converted basis) to be purchased by the Offeror multiplied by a fraction, the numerator of which is the number of shares of Common Stock held by such Remaining Stockholder and the denominator of which is the number of shares of Common Stock held by all Remaining Stockholders and the Offeree or Quadrangle Investor, as the case may be, who desires to sell Shares pursuant to this Section 3.3. The right of participation granted to the Remaining Stockholders pursuant to this Section 3.3 shall be exercisable by notice given to the Offeree or Quadrangle Investor, as the case may be, within twenty (20) days of receipt of the notice of proposed sale under this Section
3.3. An Offeree or Quadrangle Investor, as the case may be, may not agree to sell any shares of Common Stock to an Offeror unless the Offeror is willing to purchase Shares in the manner provided in this Section 3.3. If an Offeree or Quadrangle Investor, as the case may be, breaches its obligations under this
Section 3.3 by failing to include the shares of Common Stock of any Remaining Stockholder in a sale pursuant to this Section 3.3, then each Remaining Stockholder who could not sell shares of Common Stock in accordance with this
Section 3.3 shall have the right to require the breaching Offeree or

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Quadrangle Investor, as the case may be, to repurchase such number of the
Remaining Stockholder's shares of Common Stock that such Remaining Stockholder would have been entitled to sell (at the price per share such Remaining Stockholder would have been entitled to so receive) if the Offeree or Quadrangle Investor, as the case may be, had complied with the terms of this Section 3.3.

      4.    Directors.

      4.1.  Election and Removal of Directors Generally.

      (a) The Stockholders agree to vote all of their Shares and to take all other necessary or desirable actions within their control (whether as a stockholder, director or officer of the Company or otherwise, and including without limitation attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary and desirable actions within its control (including, without limitation, calling special board and shareholder meetings), so that:

            (i)   the Board shall be composed of seven (7) members; and

            (ii) subject to the provisions of Section 4.1(b) and 4.1(c), the following persons shall be elected to the Board:

                  (A) four (4) individuals designated by a Majority in Interest of the Quadrangle Investors, subject to amendment as set forth in
Section 4.1(b) hereof; provided, however, a Majority in Interest of the Quadrangle Investors shall have the right to change the individuals designated by them at any time upon written notice to the other Stockholders;

                  (B) one (1) individual designated by a Majority in Interest of the Behrman Investors;

                  (C)   the Chief Executive Officer of the Company; and

                  (D) one individual designated by mutual agreement of the Quadrangle Investors and the Chief Executive Officer.

      (b) If (i) the Quadrangle Investors do not hold at least 50% of the shares of Preferred Stock held by the Quadrangle Investors on the date of this Agreement, as adjusted for stock splits, dividends, mergers and recapitalizations, the Quadrangle Investors shall have the right to designate only three directors pursuant to Section 4.1(a)(ii)(A) above, (ii) the Quadrangle Investors do not hold at least 25% of the shares of Preferred Stock held by the Quadrangle Investors on the date of this Agreement, as adjusted for stock splits, dividends, mergers and recapitalizations, the Quadrangle Investors shall have the right to designate only two directors pursuant to Section 4.1(a)(ii)(A) above; (iii) the Quadrangle Investors do not hold at least 12.5% of the shares of Preferred Stock held by the Quadrangle Investors on the date of this Agreement, as adjusted for stock splits, dividends, mergers and recapitalizations, the Quadrangle Investors shall have the right to designate only one director pursuant to Section 4.1(a)(ii)(A) above; and (iv) the Quadrangle Investors do not hold at least 5% of the shares of Preferred Stock held by the

                                      -8-

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Quadrangle Investors on the date of this Agreement, the Quadrangle Investors shall not have the right to designate any directors pursuant to Section 4.1(a)(ii)(A) above. In the event that the Quadrangle Investors no longer have director designation rights with respect to any director, such director shall be designated by holders of a majority of the outstanding Capital Stock, voting on an as-converted basis. Notwithstanding the foregoing, the Quadrangle Investors may agree to transfer any or all board designation rights held by them under this Section 4.1 to any transferee of at least 25% of the shares of Preferred Stock held by them on the date of this Agreement, as adjusted for stock splits, stock dividends, mergers and recapitalizations, and in furtherance thereof, the Quadrangle Investors may amend this Section 4.1 in a manner consistent with the foregoing and without otherwise expanding their rights hereby, but permitting allocation thereof, effective immediately upon written notice to the Company by the Quadrangle Investors of the same. Such written notice shall be deemed an effective amendment to this Agreement and the Company shall be obligated to provide prompt notice of any such written notice and amendment to the Stockholders.

      (c) If the Behrman Investors do not hold at least 50% of the shares of Preferred Stock held by the Behrman Investors on the date of this Agreement, as adjusted for stock splits, dividends, mergers and recapitalizations, the Behrman Investors shall cease to have the right to designate one director pursuant to
Section 4.1(a)(ii)(B) above, and such director shall instead be designated by holders of a majority of the Common Stock and Preferred Stock, voting together as a class on an as-converted basis.

      (d) Subject to Sections 4.1(b) and 4.1(c), the Preferred Holders shall vote all their Shares in accordance with the Certificate of Designations. The Stockholders shall vote all their Shares as necessary to elect the individuals nominated as directors pursuant to this Section 4.1.

      (e) If, for any reason, any director ceases to hold office, only the Stockholder or Stockholders that are entitled to nominate that director shall be entitled to promptly nominate an individual to fill the vacancy so created for the unexpired term, and such appropriate Stockholders shall vote all their Shares for the individual nominated to fill the vacancy. If the Stockholder or Stockholders that nominated a director give written notice to all the other Stockholders that such Stockholder or Stockholders wish to remove that director, then the appropriate Stockholders that were entitled to elect such director shall vote all their Shares in favor of removing that director and such director's removal shall be effective immediately.

      4.2. Board Meetings. The Company shall use its best efforts to ensure that meetings of its Board are held at least four times each year and at least once each quarter. The Company shall promptly reimburse any director of the Company for any out-of-pocket expenses incurred by him or her in attending any meeting of the Board or any committee thereof.

      4.3.  Board Committees.

      (a) Compensation Committee. There shall be established at all times during the term of this Agreement a Compensation Committee of the Board (the "Compensation Committee") which shall be comprised of three directors, two of whom shall be directors designated under Section 4.1(a)(ii)(A) (to the extent that such designation rights so exist and one of whom must not be a director, officer, or employee of any Quadrangle Investor or any of their Affiliates). The

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Compensation Committee will determine the compensation of all Senior Executive
Officers and consultants of the Company (including salary, bonus, equity participation and benefits) consistent with compensation of companies similar to the Company; provided that no member of the Compensation Committee may vote on his or her own compensation. The compensation of Senior Executive Officers and consultants shall be reviewed by the Compensation Committee on an annual basis, and the decision by a majority of the members of the Compensation Committee will control the Compensation Committee's actions.

      (b) Audit Committee. There shall be established at all times during the term of this Agreement an Audit Committee of the Board (the "Audit Committee") which shall be comprised of three directors, two of whom shall be directors designated under Section 4.1(a)(ii)(A) (to the extent that such designation rights so exist and one of whom must not be a director, officer, or employee of any Quadrangle Investor or any of their Affiliates). The Audit Committee shall, among other things, select, from time to time, the Company's auditors and monitor and review the internal and external audit process. The decision by a majority of the members of the Audit Committee will control the Audit Committee's actions.

      5.    Miscellaneous.

      5.1.  Definitions. As used in this Agreement:

            "Affiliate" means a person or entity that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, a Stockholder.

            "Board" means the Board of Directors of the Company.

            "Capital Stock" means the Company's Common Stock and the Company's Preferred Stock and any other class of capital stock authorized by the Company.

            "Certificate of Designations" means the Company's Certificate of Designations of the Preferred Stock, as such may be amended;

            "Common Stock" means the Company's Common Stock, par value $0.01 per share.

            "Election Period" means the Company Election Period, the Stockholder Election Period or the Final Election Period, as the case may be.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Incentive Plan" means any duly approved option plan or similar compensation plan for employees, consultants, or directors of the Company (as it may be amended from time to time).

            "Investment Agreement" means the Series A Convertible Redeemable PIK Preferred Stock Investment Agreement, dated May 6, 2004, by and among the Company, Quadrangle, Behrman, SEF, and the other signatories thereto.

            "IPO" means the consummation of the initial underwritten public offering of the Company's Common Stock pursuant to an effective registration statement under the Securities Act.

            "Majority in Interest" means, with respect to Stockholders or a group or groups of Stockholders, a majority of the shares of Common Stock or Preferred Stock held by such Stockholders, group or groups of Stockholders, as the case may be.

            "Personal Representative" means the executor or executors or the administrator or administrators of the estate of a deceased individual Stockholder.

            "Preferred Holders" means the holders of the Preferred Stock (and their Permitted Transferees);


              "Preferred Stock" means, collectively, the Series A Convertible Redeemable PIK Preferred Stock and the Series A-1 Convertible Redeemable PIK Preferred Stock, each, par value $0.01 per share, of the Company;

            "Qualified Public Offering" means an underwritten public offering of shares of the Common Stock of the Company under the Securities Act by a nationally recognized investment banking firm where the shares are listed on the New York Stock Exchange, the American Stock Exchange, the NASDAQ National Market, or any other nationally recognized securities exchange at a public offering price per share (subject to adjustment for any stock dividend, stock split, combination, or recapitalization) at least equal to three times the Conversion Price (as such term is defined in the Certificate of Designations )) in an offering with gross aggregate proceeds to the Corporation, before deducting underwriting commissions, of not less than $50,000,000.

            "Securities" means the Shares and any other shares of the Company's Capital Stock, including options and other convertible securities that entitle the holder to receive shares of the Company's Capital Stock, but does not include any debt securities that are not convertible into shares of the Company's Capital Stock.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Shares" means any shares of Common Stock, any shares of Preferred Stock, or any other Securities that are convertible, exchangeable or exercisable into shares of Common Stock, owned by the Stockholders, irrespective of the time and manner of acquisition; and

            "Transfer" means the making of any sale, exchange, assignment of gift, the creation of any security interest or other encumbrance, or any other transfer or disposition, whether voluntary or involuntary (including, but not limited to, by levy of execution or seizure under legal process or by operation of law), affecting title to, or the right to possession of, any Shares in the Company.

      5.2. Notice of Appointment of Personal Representative. The Personal Representative of a deceased individual Stockholder shall give prompt notice of his or her appointment, setting forth the address to which notices under this Agreement shall be given to the Personal Representative.

      5.3. Construction. As used in this Agreement, unless the context otherwise requires: (a) references to "Section" are to a section of this Agreement; (b) all "Exhibits" referred to in this Agreement are to Exhibits attached to this Agreement and are incorporated into this Agreement by reference and made a part of this Agreement; (c) "include," "includes" and "including" are deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import; and (d) the headings of the various sections and other subdivisions of this Agreement are for convenience of reference only and shall not modify, define or limit any of the terms or provisions of this Agreement.

      5.4. Remedies. The parties will be irreparably damaged if this Agreement is not specifically enforced. If any dispute arises concerning any Transfer or other disposition of Shares under this Agreement, an injunction may be issued restraining the Transfer or other disposition, pending the determination of the controversy, without any bond or other security being required. If any dispute arises concerning the right or obligation to purchase, sell or vote any Shares under this Agreement, the right or obligation shall be specifically enforceable in a court of competent jurisdiction upon application or petition by the Company or any Stockholder. If any dispute results in litigation, the prevailing party shall be entitled to recover from the losing party all costs and expenses, including reasonable attorneys' fees and expenses, incurred in enforcing any rights of the prevailing party.

      5.5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed in Delaware.

      5.6. Assignment. This Agreement shall not be assignable except as expressly provided herein, and shall be binding upon and inure to the benefit of the respective successors and assigns of the Company and the respective successors, permitted assigns, heirs and legal representatives of the Stockholders.

      5.7. Severability. If any provision of this Agreement, or the application of any provision to any person or circumstance, shall for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and the application of that provision to other persons or circumstances shall not be affected but shall be enforced to the full extent permitted by law.

      5.8. Waivers. The failure of a party to insist upon strict adherence to any terms of this Agreement on any occasion shall not be considered a waiver, or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

      5.9. Notices. Any notice or other communication under this Agreement shall be in writing and shall be considered given when hand-delivered, mailed by registered, return receipt requested mail, sent by facsimile, or sent by courier guaranteeing overnight delivery to the parties at the following addresses (or at such other address as a party may specify by notice to the others):

      (a)   if to the Company, to:

            Daleen Holdings, Inc.
            c/o Daleen Technologies, Inc.
            902 Clint Moore Road, Suite 230
            Boca Raton, FL  33487
            Attention: General Counsel
            Facsimile No.: (561) 981-1106

            with a copy to:

            Kirkpatrick & Lockhart LLP
            Henry W. Oliver Building
            535 Smithfield Street
            Pittsburgh, Pennsylvania  15222-2312
            Attention:  Robert P. Zinn, Esq.
            Facsimile No.: (412) 355-6501

            and

            Quadrangle Group LLC
            375 Park Avenue
            New York, New York 10152
            Attention:  Chief Administrative Officer
            Facsimile number: (212) 418-1701

            and a copy (which shall not constitute notice) to:

            Weil, Gotshal & Manges LLP
            100 Federal Street
            Boston, MA 02110
            Attention: James Westra, Esq.
            Facsimile: (617) 772-8333

      (b)   if to Quadrangle, to:

            Quadrangle Group LLC
            375 Park Avenue
            New York, New York 10152
            Attention: Chief Financial Officer
            Facsimile number: (212) 418-1740

            with a copy (which shall not constitute notice) to:

            Weil, Gotshal & Manges LLP
            100 Federal Street
            Boston, MA 02110

            Attention: James Westra, Esq.
            Facsimile: (617) 772-8333

      (c)   if to the Behrman Investors, to:

            Behrman Capital
            126 East 56th Street
            New York, NY 10022
            Attention: Dennis Sisco
            Facsimile No.: (212) 980-7024

            with a copy to:

            Goodwin Procter LLP
            Exchange Place
            53 State Street
            Boston, MA  02109
            Attention: Kevin Dennis
            Facsimile No.: (617) 523-1231

      (d) if to a Preferred Holder, to such Preferred Holder at its address or facsimile number set forth below its signature to this Agreement or any joinder to this Agreement;

      (e) if to any other Stockholder, to such Stockholder at its address or facsimile number set forth below its signature to this Agreement or any joinder to this Agreement.

      5.10. Stockholder Groups. Except as otherwise expressly set forth in this Agreement, any determinations, consents or other actions to be taken under or with respect to this Agreement by any group of Stockholders (and including their Permitted Transferees unless so specified) may be made, granted or taken by those Stockholders who own a Majority in Interest of the shares of Common Stock (determined on an as-converted basis) owned by that group and such determination, consent or other action shall be binding upon all members of that group. In no event shall any member of a group have any fiduciary duty to any other members of the group or to any other Stockholder with respect to any determination, consent or other action taken under or with respect to this Agreement.

      5.11. Amendment; Additional Holders.

      (a) Except as otherwise expressly provided in this Agreement, the provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of the Quadrangle Investors; provided that any such amendment, waiver or supplement which (i) disproportionately adversely affects the then existing rights of the Behrman Investors in respect of the shares of Preferred Stock in a manner differently than the Quadrangle Investors shall require the consent of a Majority in Interest of the Behrman Investors; and (ii) disproportionately adversely affects the then existing rights of any Stockholder other than the Quadrangle Investors and the Behrman

Investors in a manner differently than the Quadrangle Investors and the Behrman Investors shall require the consent of such of a Majority in Interest of the Stockholders other than the Quadrangle Investors and the Behrman Investors. Except as otherwise provided in this Agreement, the provisions of Section 4.1 hereof may not be amended, modified or supplemented, and waivers or consents to departures from the provisions of Section 4.1 hereof may not be given without the consent of the Stockholder whose director designation rights would be affected by such amendment, modification, supplement or consent.

      (b) The Company shall have the right, without the consent or vote of any of the Stockholders being required, to amend this Agreement for the purpose of adding additional present or future holders of Securities of the Company to the Agreement as a "Stockholder". Any such persons added to this Agreement shall not be designated as a member of an existing or new group of Stockholders or simply a holder of Shares and not a member of any group.

      (c) Each Stockholder hereby appoints the Company as its true and lawful representative and attorney-in-fact in its name, place and stead to make, execute, sign, acknowledge and swear to any amendment, modification, supplement, waiver or consent to this Agreement so long as such amendment, modification, supplement, waiver or consent has been approved as required pursuant to this
Section 5.11. The foregoing power-of-attorney is coupled with an interest in favor of the Company and is irrevocable and shall survive, and shall not be affected by, any Stockholder's death, incompetency, termination, bankruptcy, insolvency or dissolution provided that the power-of-attorney shall terminate at such time as the Stockholder ceases to be a Stockholder. The foregoing power-of-attorney may be exercised by the Company either by signing separately as attorney-in-fact for each Stockholder or, after listing the names of the Stockholders, by a single signature of the Company acting as attorney-in-fact for all of them.

      5.12. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original, but all of which together shall constitute but a single instrument.

      5.13. No Rights of Employment. Nothing in this Agreement shall confer on any Stockholder any right to be employed by the Company or to perform services for the Company or to interfere in any way with the right of the Company to terminate the Stockholder's employment or services or to give the Stockholder any claim against the Company in respect of any such termination.

      5.14. Complete Agreement. This Agreement contains a complete statement of all the arrangements among the parties with respect to its subject matter and supersedes all existing agreements among them concerning that subject matter. To the extent there is, in any of the below listed agreements (the "Other Stockholders' Agreements"), any conflict in the provisions of such Other Stockholders' Agreements relating to (i) stockholder voting rights or obligations, (ii) any rights or obligations with respect to the sale or Transfer of the Company's securities, including any rights of first refusal or any restrictions on Transfer, (iii) any restrictions in connection with a public offering or sale of the Company's securities (such as a lock-up agreement), or
(iv) if a different legend shall be required with respect to any securities that are the subject of such Other Stockholders' Agreements, the provisions of the Other Stockholders' Agreements shall supercede the inconsistent provisions of this Agreement. The Other

Stockholders' Agreements are: (A) any restricted stock award agreement between the Company and any grantee of the Company's Common Stock under the Incentive Plan, (B) any stock option plan agreement (including the form of notice of exercise) between the Company and any grantee of options under the Incentive Plan, or (C) any subscription agreement between the Company and any investor with respect to the purchase of the Company's Common Stock or any other security of the Company.

      5.15. Termination.

      (a) Anything herein to the contrary notwithstanding, this Agreement may be terminated at any time by unanimous written consent of all of the parties to this Agreement.

      (b) The provisions of this Agreement, unless sooner terminated in accordance with their terms, will terminate upon the earlier of (i) the consummation of a Qualified Public Offering, or (ii) the consummation of any other IPO if upon or prior thereto all shares of Preferred Stock have been converted into Common Stock.

            IN WITNESS WHEREOF, the parties hereto have caused this Stockholders' Agreement to be signed on the date and year first above written.

            THE COMPANY:                DALEEN HOLDINGS, INC.

                                        By:___________________________________
                                        Name:
                                        Title:

                                        Address:

           [Signature Page For the Stockholders' Agreement dated as of
                             ____________ ___, 2004]

          IN WITNESS WHEREOF, the parties hereto have caused this Stockholders' Agreement to be signed on the date and year first above written.

PREFERRED HOLDERS:                   RANGLE CAPITAL PARTNERS LP

                                        By: Quadrangle GP Investors LP, its
                                            General Partner
                                            By: Quadrangle GP Investors LLC, its
                                                General Partner

                                                By:_____________________________
                                                Name:___________________________
                                                Title:__________________________

                                     QUADRANGLE SELECT PARTNERS LP

                                        By: Quadrangle GP Investors LP, its
                                            General Partner
                                            By: Quadrangle GP Investors LLC, its
                                                General Partner

                                                By:_____________________________
                                                Name:___________________________
                                                Title:__________________________

                                     QUADRANGLE CAPITAL PARTNERS-A LP

                                        By: Quadrangle GP Investors LP, its
                                            General Partner
                                            By: Quadrangle GP Investors LLC, its
                                                General Partner

                                                By:_____________________________
                                                Name:___________________________
                                                Title:__________________________

           [Signature Page For the Stockholders' Agreement dated as of
                          _________________ ___, 2004]

            IN WITNESS WHEREOF, the parties hereto have caused this Stockholders' Agreement to be signed on the date and year first above written.

PREFERRED HOLDERS:                      BEHRMAN CAPITAL II, L.P.

                                        By: Behrman Brothers, LLC, its General
                                            Partner

                                        By: ___________________________________
                                        Name:
                                        Title:

                                        STRATEGIC ENTREPRENEUR FUND II, L.P.

                                        By: ___________________________________
                                        Name:
                                        Title: General Partner

           [Signature Page For the Stockholders' Agreement dated as of
                          _________________ ___, 2004]

            IN WITNESS WHEREOF, the parties hereto have caused this Stockholders' Agreement to be signed on the date and year first above written.

STOCKHOLDERS:

                                     ___________________________________________
                                     Name:
                                     Address:

                                     ___________________________________________
                                     Name:
                                     Address:

                                     ___________________________________________
                                     Name:
                                     Address:

                                     ___________________________________________
                                     Name:
                                     Address:

                                     ___________________________________________
                                     Name:

           [Signature Page For the Stockholders' Agreement dated as of
                          _________________ ___, 2004]